As filed with the Securities and Exchange Commission on October
29, 1996

                                                Registration No. 333-03122

                               SECURITIES AND EXCHANGE
COMMISSION
                               WASHINGTON, D.C.  20549

                           POST-EFFECTIVE AMENDMENT NO. 1
                                         TO
                                      FORM S-8

                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933

                                   DIVERSIFAX, INC.
               (Exact name of registrant as specified in its charter)


   Delaware
  13-3637458
     State
or other jurisdiction                                   (I.R.S.
employer
                                                                           of
incorporation or organization)
identification number)

                      39 Stringham Avenue

Valley Stream, New York
11580

(Address of principal executive offices)                          (Zip
code)

                 DiversiFax, Inc. 1995 Stock Option Plan for Outside
Directors
                              (Full title of the plan)

                                  Irwin A. Horowitz
                               Chief Executive Officer
                                    and President
                                  DIVERSIFAX, INC.
                                 39 Stringham Avenue
                            Valley Stream, New York 11580
                       (Name and address of agent for service)

                                   (516) 872-0650
                  (Telephone number, including area code, of agent for service)


                                      COPY TO:
                               Gary T. Moomjian, Esq.
                                  Breslow & Walker
                                  875 Third Avenue
                              New York, New York  10022
                                   (212) 832-1930

                               Additional Information

On September 9, 1996, the Board of Directors of the
Registrant approved an amendment to the Registrant's 1995
Stock Option Plan for Outside Directors (the "Plan"), providing that the Plan shall terminate, and no options may be granted under the Plan after October 28, 1996.

    This Registration Statement shall remain effective only for the purpose of registering shares of the Registrant's common stock, par value $.001 per share, that are issuable upon exercise of options currently outstanding under the Plan.

                                     SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley Stream, and the State of New York on the 25th day of October, 1996.

                                          DIVERSIFAX, INC.
                                          By:  /s/ Irwin A. Horowitz
                                            Irwin A. Horowitz,
                                              President
                                             (Principal
Executive, Financial
                                                                        and
Accounting Officer)



           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature
TitleDate

     /s/ Irwin A. Horowitz
Irwin A. Horowitz
C

Director
October 25, 1996
 /s/ Kenneth Ross Wolfe
Kenneth Ross Wolfe
DirectorOctober 25, 1996
 /s/ Eugene Bilotti
Eugene Bilotti
Director
 October 25, 1996
 /s/ Mario DiNatale
Mario DiNatale
Director
October 25, 1996